                                PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT, dated as of January 31, 1989, is between EQUITY HOLDINGS LIMITED, an Illinois limited partnership, (herein called the "Pledgor") and CONTINENTAL BANK N.A., a national banking association having its principal office at 231 South LaSalle Street, Chicago, Illiniois 60697 (herein called the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Partners of the Pledgor capitalized the pledgor with contributions of certain shares of stock that are subject to certain indebtedness;

         WHEREAS, the Pledgor has entered into a Credit Agreement dated as of January 31, 1989 with the Bank (as amended, renewed, extended or otherwise modified from time to time, the "Credit Agreement") under which the Bank will make Loans to the Pledgor that will enable the Pledgor, among other things, to repay such indebtedness and release such shares of stock from the liens arising from such indebtedness and to purchase additional shares of stock;

         WHEREAS, the Pledgor is the owner of the shares of stock and other securities described in Schedule 1 hereto, and the Pledgor has agreed to pledge to the Bank all of such shares of stock and, in certain circumstances, additional shares of stock, in consideration of such Loans from the Bank; and

         WHEREAS, the Credit Agreement provides for the Pledgor to execute and deliver to the Bank a Pledge Agreement in the form of this Agreement and to pledge to the Bank all such shares of stock, all as more fully hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the premises and any loan, advance or other financial accommodation heretofore or hereafter made to the Pledgor by the Bank, and for other good and valuable consideration, the parties hereto agree as follows:

         1. Definitions. When used herein, the following terms shall have the following meanings:

              Collateral  -  see Section 2.

              Default shall mean the occurrence of an Event of Default or, with respect to Section 12.1.5 of the Credit Agreement, an Unmatured Event of Default (as such terms are defined in the Credit Agreement).

              GAMI shall mean Great American Management and Investment, Inc., a Delaware corporation.

              Liabilities shall mean all obligations of the Pledgor to the Bank under or in connection with the Credit Agreement, this Agreement, the other Collateral Documents or any other agreement or instrument executed in connection therewith or herewith, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

        Other terms used but not defined herein are used as defined in the Credit Agreement.


         2. Pledge. As security for the payment of the Liabilities, the Pledgor hereby pledges to the Bank, and hereby grants to the Bank a security interest in, all of the following:

              A. All of the shares of stock and other securities described in
              Schedule 1 hereto, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

              B. if, at any time, the sum of all Loans made under the Credit Agreement is equal to or greater than 50% of the value of shares of stock of GAMI pledged hereunder (with such value to be (1) the closing sale price of the shares of stock of GAMI on the preceding Business Day, as appearing in any regularly published reporting or quotation service, if such shares are publicly traded at such time, and (2) a value determined in good faith by the Bank, if such shares are not publicly traded at such time),
              (i) all additional shares of stock of GAMI at such time held by the Pledgor in any manner to the extent that the pledge of such additional shares is necessary to bring the sum of all Loans made under the Credit Agreement at such time to an amount less than 50% of the value of shares of stock of GAMI pledged hereunder at such time (with such value to be determined as set forth above),
              (ii) all of the certificates representing such additional shares, and (iii) all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares; and

              C. all other property hereafter delivered to the Bank in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

All of the foregoing are herein collectively called the "Collateral".

         The Pledgor agrees to deliver to the Bank promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock powers executed in blank), any Collateral which may at any time or from time to time be in or come into the possession or control of the Pledgor; and prior to the delivery thereof to the Bank, such Collateral shall be held by the Pledgor separate and apart from its other property and in express trust for the Bank.

         3. Warranties. The Pledgor warrants to the Bank that: (a) The Pledgor is a limited partnership duly organized and validly existing under the laws of the State of Illinois; (b) the general partners of the Pledgor are Samuel Zell and Robert Lurie; (c) each of the Pledgor, and Samuel Zell and Robert Lurie, as general partners of the Pledgor has full power and authority to execute and deliver this Agreement and to pledge Collateral hereunder; (d) the execution, delivery and performance of this Agreement, and the pledging of Collateral hereunder, are within the partnership powers of the Pledgor, and of Samuel Zell and Robert Lurie, respectively, as general partners of the Pledgor, have been duly authorized by all necessary partnership action of the Pledgor, do not require any governmental approval, and do not and will not contravene or conflict with any provision of law or of the partnership agreement of the Pledgor, or any agreement binding upon the Pledgor or upon Samuel Zell and Robert Lurie or upon any of their respective properties; (e) this Agreement is the legal, valid and binding obligation of the Pledgor and of Samuel Zell and Robert Lurie, as general partners of the Pledgor, enforceable in accordance with its terms; (f) the Pledgor is (or at the time of any future delivery, pledge, assignment or transfer will be) the legal and equitable owner of the Collateral free, and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder: (g) the Bank has and will continue to have at all times, as security for the Liabilities, a valid perfected first priority security interest in the Collateral; (h) all shares of stock referred to in Schedule 1 hereto are duly authorized, validly issued, fully paid and non-assessable; (i) the Collateral represents on the date hereof not less than 44.18 percent of the total shares of capital stock issued and outstanding of GAMI; (j) the information contained in Schedule 1 hereto is true and accurate in all respects; and (k) the address of the location of the records of the Pledgor concerning the collateral and the address of the Pledgor's location are as set forth opposite the Pledgor's signature hereto.

         So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of the Bank with respect to the creation of any Liabilities, the Pledgor (i) shall not, without the express prior written consent of the Bank, sell, assign, exchange, pledge or otherwise transfer, encumber, diminish or impair any of its rights in, to or under any of the Collateral; (ii) shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices required by law or deemed necessary or appropriate by the Bank) and do such other acts and things, all as may be necessary or as the Bank may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities; (iii) will keep at its address so indicated opposite its signature hereto all its records concerning the Collateral, which records shall be of such a character as will enable the Bank or its designees to determine at any time the status thereof, and the Pledgor will not duplicate any such records at any other address unless (A) the duplicate records are clearly and conspicuously marked to indicate that they are duplicates and (B) the Pledgor has given the Bank not less than 15 days' prior written notice of the address at which such duplicate records are to be kept; (iv) will furnish the Bank such information concerning the Collateral as the Bank may from time to time reasonably request, and will permit the Bank and its designees, from time to time, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Pledgor which pertain to the Collateral, and will, upon request of the Bank at any time when a Default has occurred and is continuing, deliver to the Bank all of such records and papers;
(v) will not, without the prior written approval of the Bank, enter into any modification, amendment or supplement, or execute any waiver, extension, renewal or other agreement with respect to any Collateral; and (vi) will furnish to the Bank, as soon as possible and in any event within five (5) days after the occurrence from time to time of any change in the address of the Pledgor's location, notice in writing of such change.

         4. Holding in Name of Bank. etc. The Bank may from time to time, after the occurrence and during the continuance of a Default, without notice to the Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Bank or any nominee or sub-agent for the Bank, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Bank of any amounts due or to become due thereunder, (d) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (e) endorse any checks, drafts or other writings in the name of the Pledgor to allow collection of the Collateral, and (f) take control of any proceeds of the Collateral.

         5. Voting Rights, Dividends, etc. (a) The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgor of stock purchase or subscription rights may be made only from funds of the Pledgor not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; provided, however, that the Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof. The Bank shall execute and deliver, or cause to be executed and delivered, to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise such rights and powers.

         (b) Notwithstanding certain provisions of Section 4 hereof, so long as the Bank has not given the notice referred to in paragraph (c) below:

             A. The Pledgor shall be entitled to receive and retain any and all dividends payable in respect of the Collateral which are paid in cash out of the net earnings of GAMI, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which GAMI may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Bank in due form for transfer (i.e., endorsed in blank or accompanied by stock powers executed in blank) to be held for the purposes of this Agreement.

             B. The Bank shall execute and deliver, or cause to be executed and delivered, to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to receive the dividends which it is authorized to retain pursuant to clause (A) above.

         (c) Upon notice from the Bank during the continuance of a Default, and so long as the same shall be continuing, the right of the Pledgor to receive the dividends which it is authorized to retain pursuant to Section 5 (b) (A) hereof shall forthwith cease, and such right shall thereupon become vested in the Bank who shall have, during the continuance of such Default, the sole and exclusive authority to receive such dividends. Any and all money and other property paid over to or received by the Bank pursuant to this paragraph (c) hail be retained by the Bank as additional Collateral hereunder and applied in accordance with the provisions hereof.

         6. Purchase of GAMI Shares. The Pledgor agrees that, if at any time GAMI issues additional shares of stock of GAMI such that the sum of all Loans made under the Credit Agreement is equal to or greater than 50% of the value of shares of stock of GAMI pledged hereunder (with such value to be (1) the closing sale price of the shares of stock of GAMI on the preceding Business Day, as appearing in any regularly published reporting or quotation service, if such shares are publicly traded at such time, and (2) a value determined in good faith by the Bank, if such shares are not publicly traded at such time), then the Pledgor will buy, and pledge hereunder, such number of such additional shares as is necessary to bring the sum of all Loans made under the Credit Agreement at such time to an amount less than 50% of the value of shares of stock of GAMI pledged hereunder at such time (with such value to be determined as set forth above).

         7. Remedies. (a) whenever a Default shall exist, the Bank may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, whenever a Default shall exist the Bank (i) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (A) sell any or all of the Collateral, free of all rights and claims of the Pledgor therein and thereto at any public or private sale of brokers' board and (B) bid for and purchase any or all of the Collateral at any such public sale and (ii) shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the collateral. The Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Bank of any of its rights and remedies during the continuance of a default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonable and properly given if mailed by certified or registered mail at least ten days before such disposition, postage prepaid, addressed to the Pledgor, either at the address of the Pledgor shown below, or at any other address of the Pledgor appearing on the records of the Bank. Any proceeds of any of the Collateral may be applied by the Bank to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by the Bank toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect.

         (b)(i) Pledgor agrees that, in any sale of any of the Collateral, the Bank is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Bank is necessary in order to avoid violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Bank be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         (ii) Without limiting the rights of the Bank under any other provision of this Agreement, and in addition thereto, Pledgor agrees that, to the maximum extent permitted by law, after a default shall have occurred and be continuing, upon written request from the Bank and at the expense of Pledgor, Pledgor shall cause GAMI to prepare, file and cause to become effective promptly, a registration statement complying with the Securities Act of 1933, as amended, for the public sale of such of the Collateral as the Bank may elect, and to take comparable action to permit such sales under the securities laws of such jurisdictions as the Bank may designate. Pledgor further agrees to cause GAMI to enter into and perform its obligations under one or more underwriting agreements in connection therewith, containing customary representations, warranties, covenants, indemnities and contribution provisions if requested by the Bank. If such registration Statement is filed, Pledgor agrees to cause GAMI
(A) to keep any such registration statement and related prospectus current and in compliance with applicable federal and state securities laws so long as required to satisfy applicable prospectus delivery requirements and (B) at the request of the Bank at any time after the effective date of any such registration statement, to use reasonable efforts to file post-effective amendments to such registration statement so that the Bank's sales of Collateral will be covered by a current prospectus and can be made in compliance with all applicable federal and state securities laws.

         (iii) Pledgor further agrees, after a default shall have occurred and be continuing, and upon written request from the Bank and at the expense of Pledgor, to (x) deliver and cause GAMI to deliver to the Bank such information as the Bank shall reasonably request for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Collateral, which information shall not contain any untrue statement of a material fact or omit the state a material fact required to be stated or necessary to make such information not misleading, and (y) do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

         Without limiting the foregoing paragraph, if the Bank decides to exercise its right to sell all or any of the Collateral, upon written request, Pledgor shall furnish or cause to be furnished to the Bank all such information as the Bank may request in order to qualify such Collateral as exempt securities, or to permit the sale or resale of such Collateral as exempt transactions, under federal and state securities laws. Pledgor agrees to allow, and to cause GAMI to allow, the Bank and any underwriter access at reasonable times and places to the books, records and premises of GAMI; Pledgor further agrees to assist, and cause GAMI to assist, the Bank, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and Pledgor further agrees to cause any independent public accountant for GAMI to furnish a letter to the Bank and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

         (iv) Pledgor further agrees to indemnify and hold harmless the Bank, its successors and assigns, each of the Bank's officers, directors, employees and agents, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including without limitation, counsel fees (in this paragraph collectively called the Indemnified Liabilities), under federal and state securities law or otherwise insofar as such loss, liability, claim, damage or expense arises (A) out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Collateral unless such untrue statement or material fact was provided by the Bank specifically for inclusion therein, or (B) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Bank or any successors thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the Securities Act of 1933, as amended). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissable under applicable law. The obligations of Pledgor under this clause (iv) shall survive any termination of this Agreement.

         8. General. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor shall request in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Bank to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

         No delay on the part of the Bank in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         All obligations of the Pledgor and all rights, powers and remedies of the Bank expressed herein are in addition to all other rights, powers and remedies possessed by the Bank, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or security therefore.

        This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         This Agreement shall be binding upon the Pledgor and the Bank and their respective successors and assigns, and shall inure to the benefit of the Pledgor and the Bank and the respective successors and assigns of the Pledgor and the Bank.

         The Pledgor hereby irrevocably agrees that any legal action or proceeding pertaining to this Agreement may be brought in the Courts of the State of Illinois, County of Cook, or of the United States of America for the Northern District of Illinois, and by its execution and delivery of a counterpart hereof, the Pledgor irrevocably submits to the jurisdiction of such courts and appoints Rosenberg, Liebentritt & Associates, PC, having an address at the date hereof at Two North Riverside Plaza, Chicago, Illinois 60606, as its agent to receive service of process in any such action or proceeding. The Pledgor hereby irrevocably agrees that service of process in any such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons and complaint, or other legal process, in such action or proceeding to the Pledgor at its address shown on the signature page hereof (or any other address of the Pledgor appearing on the records of the Bank) or by delivering a copy of such process to the Pledgor in care of the Pledgor's agent for such purpose at such agent's address in Chicago. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the Pledgor or such agent and shall be deemed personal service upon the Pledgor and shall be legal and binding upon the Pledgor for all purposes, notwithstanding any failure on the part of the Pledgor's agent to forward copies of such process to the Pledgor. The Pledgor hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

         THE PLEDGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                            EQUITY HOLDINGS LIMITED
                            an Illinois Limited Partnership

Address:
Two North Riverside Plaza   By: /s/
Chicago, Illinois 60606        -----------------------
Attn: Robert Lurie             a general partner of
                               Equity Holding Limited,
                               an Illinois Limited Partnership



                            CONTINENTAL BANK N.A.

Address:

231 South LaSalle Street    By: /s/
Chicago, Illinois 60697         ----------------------
                                Vice President

                                  SCHEDULE 1
                                      TO
                               PLEDGE AGREEMENT*

                                     STOCK





                                                            Pledged Shares
                                                            as % of Total
                                                            Common Shares            Total Common Shares
                  Certificate          No. Of               Issued and               of Issuer Issued
Issuer                No.              Shares               Outstanding              and Outstanding
GAMI              C 2317                 100,000
GAMI              C 2319                 100,000
GAMI              C 2320                 100,000
GAMI              C 2321                 100,000
GAMI              C 2322                 100,000
GAMI              C 2323                 100,000
GAMI              C 2324                 100,000
GAMI              C 2325                 100,000
GAMI              C 2326                 100,000
GAMI              C 2327                 100,000
GAMI              C 2328                  65,833
GAMI              C 2334                 100,000
GAMI              C 628                  312,992
GAMI              C 3699               2,500,000
--------------------------------------------------------------------------------------------------------
                                       3,978,825                    44.18%           9,005,508

* Schedule 1 of original pledge agreement. Shares subject to such pledge agreement are presently 1,800,000 shares. (This explanatory note is not part of the original document.)